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                                                                   Exhibit 10.38

                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made this ______ day of February ___, 2001, between UbiquiTel Inc., a Delaware corporation with its principal place of business located at One West Elm Street, Suite 400, Conshohocken, PA 19428 ("UbiquiTel"), and Instant Phone, LLC, a California limited liability company wholly owned by David S. Nelson, with an address of 5128 Horseshoe Road, Clovis, CA 93611 ("Consultant").

                                    RECITALS

         UbiquiTel has entered into a Merger Agreement contemporaneously herewith to acquire VIA Wireless, LLC, of which Consultant is currently the President. Consultant has knowledge and skills in the commercial mobile services industry that will be useful to UbiquiTel once the Merger has been consummated. UbiquiTel wants to engage Consultant as a consultant, and Consultant is willing to provide consulting services to UbiquiTel.

         NOW, THEREFORE, the parties agree as follows:

1.       TERM OF AGREEMENT

         This Agreement shall become effective upon the Closing (as defined in the Merger Agreement), and shall continue in effect for two years unless earlier terminated in accordance with Section 9 of this Agreement. Sections 4, 10 and 11 shall survive the termination or expiration of this Agreement and continue in effect indefinitely. In the event that Consultant's employment with VIA Wireless, LLC is terminated at or during the time that a Management Agreement exists between Ubiquitel and VIA Wireless, LLC, this Agreement shall commence concurrent with such termination of employment and continue through the term of the Management Agreement plus two full years from the Closing; provided, however, that if the Closing has not occurred within nine months of such commencement, unless otherwise agreed in writing by the parties, this Agreement shall terminate and neither party shall have any further obligations to the other not accruing before the termination.

2.       SCOPE OF ENGAGEMENT

         Consultant shall advise and consult with UbiquiTel within the scope of his expertise concerning strategic planning, technical analyses, and advice on structural issues, all as may be requested by UbiquiTel. For the first eight months of the term of this Agreement, UbiquiTel shall be entitled to not less than three days per week of Consultant's time. Thereafter, Consultant shall be available to advise and consult at UbiquiTel's request. Consultant shall not subcontract any services to be provided to UbiquiTel hereunder or use any other person to provide such services without UbiquiTel's prior written consent, which consent may be conditioned on Consultant's obtaining or requiring insurance regarding the performance of services hereunder by such subcontractors or other persons and Consultant's agreeing to indemnify UbiquiTel for the acts and omissions of such subcontractors or other persons in connection with the

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performance of services.

3.       FEES AND PAYMENTS

         (a) In consideration for the services to be performed by Consultant, UbiquiTel agrees to pay Consultant at the monthly rate of $18,035.00 ("Monthly Payment") for the term of this Agreement as follows:

                  (1) RETAINER. UbiquiTel shall pay to Consultant a $22,835.00 retainer upon execution of this Agreement and prior to commencement of services, of which $18,035.00 shall be held by Consultant and applied to the last Monthly Payment due to Consultant from UbiquiTel under this Agreement and $4,800.00 shall be used by Consultant as an allowance for automobile expenses for the initial twelve-month period during the term.

                  (2) MONTHLY PAYMENT. UbiquiTel shall pay Consultant the Monthly Payment by no later than the fifteenth (15th) day of each month during the term, provided that, in accordance with the prepayment by UbiquiTel of the last Monthly Payment pursuant to paragraph (1) above, UbiquiTel shall not be obligated to pay Consultant the last Monthly Payment during the last month of the term.

                  (3) ALLOWANCE FOR AUTOMOBILE EXPENSES. UbiquiTel shall pay Consultant an allowance for automobile expenses (which shall include gasoline and mileage, but shall not include tolls and other similar travel-related expenses) ("Automobile Allowance") of $400.00 for each month during the term by no later than the fifteenth (15th) day of each month during the term, provided that, in accordance with the prepayment by UbiquiTel of the Automobile Allowance for the first twelve months of the term pursuant to paragraph (1) above, UbiquiTel shall not be obligated to begin such monthly payments for Automobile Allowance until the thirteenth (13th) month of the term.

         (b) UbiquiTel shall also reimburse Consultant for all reasonable out-of-pocket expenses incurred in performing services under this Agreement, including travel and lodging, upon presentation of invoices and receipts for such expenses, in accordance with the policies and procedures of UbiquiTel for reimbursement of business-related expenses as established from time to time and provided to Consultant.

          (c) UbiquiTel shall not withhold state or federal taxes or FICA from the payments due to Consultant, make state or federal unemployment contributions on behalf of Consultant, or obtain workers compensation insurance on behalf of Consultant. Consultant shall not be entitled to any medical or health insurance, or to participate in any pension or profit sharing plan of UbiquiTel, or otherwise to receive any benefits from UbiquiTel. Consultant shall not be entitled to any premium "overtime" rate.

4.       CONFIDENTIALITY

         Consultant acknowledges that UbiquiTel has a proprietary interest in protecting information regarding its business. Consultant agrees that neither Consultant nor any of

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Consultant's subcontractors or assistants will disclose to or allow the use by any third party of any non-public information relating to the business of UbiquiTel or VIA Wireless, LLC that was obtained in the course of performing services for UbiquiTel hereunder. Consultant further agrees that neither it nor its personnel will make personal use of, reproduce, or divulge any such information. Consultant agrees to indemnify and hold harmless UbiquiTel for any and all losses, expenses, costs and other liabilities UbiquiTel incurs (including reasonable attorneys' fees) arising from a violation of the obligations set forth in this Section 4. This Section 4 shall not supersede any separate confidentiality agreement executed by Consultant for the benefit of UbiquiTel as a separate contract or as part of a broader contract delivered prior to the date of this Agreement, but all such provisions of this Section 4 shall be read and applied together with any such confidentiality agreement to achieve the intent of the parties to maintain the confidentiality of UbiquiTel's and VIA Wireless, LLC's business information.

5.       CONDUCT, INDEPENDENT STATUS, AND BENEFITS

         Consultant shall provide competent, professional, and ethical services in the required disciplines, using Consultant's own appropriate independent skill and judgment, in the manner and means that appear best suitable to Consultant to perform the services for UbiquiTel in accordance with industry standards. UbiquiTel shall have no right or responsibility hereunder to determine the manner and means used by Consultant, set the order or sequence for performing services, or set Consultant's hours or location of work except that Consultant may perform services on UbiquiTel's premises upon mutual agreement. Consultant agrees to provide reasonable advance notice to UbiquiTel of addresses and telephone numbers where Consultant may be reached by UbiquiTel during the term of this Agreement. Consultant agrees to abide by all federal, state and local laws in providing services under this Agreement. The parties agree that the relationship created by this Agreement is that of an independent contractor.

6.       WORK FOR OTHERS

         Consultant may, to the extent consistent with this Agreement, provide his services to others and through other firms when not performing work under this Agreement.

7.       COOPERATION

         UbiquiTel agrees to provide information and materials relating to UbiquiTel requested by Consultant and reasonably necessary for Consultant to provide the services requested by UbiquiTel under this Agreement.

8.       ASSIGNMENTS

         Neither this Agreement nor any duties or obligations under this Agreement may be assigned by UbiquiTel or Consultant without the prior written consent of the other party; provided, however, that notwithstanding the foregoing, UbiquiTel may, without Consultant's consent, assign this Agreement to any entity controlling, controlled by or under common control with UbiquiTel which agrees in writing to assume UbiquiTel's obligations hereunder. UbiquiTel agrees to provide Consultant with notice of any such assignment within thirty days thereof.

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9.       TERMINATION

         (a) This Agreement shall terminate automatically on the occurrence of any of the following events:

                  (1)      Bankruptcy or insolvency of either party; or

                  (2)      Sale of UbiquiTel's business.

         However, in the event of the sale of UbiquiTel's business, provided that Consultant is not then in breach of this Agreement, UbiquiTel shall pay Consultant the sum of all Monthly Payments remaining for the term of this Agreement concurrent with the consummation of the sale of UbiquiTel's business.

         (b) Should Consultant default in the performance of this Agreement or materially breach any of its provisions, UbiquiTel shall give Consultant written notice of such default and Consultant shall have thirty
(30) days to cure such default. In the event Consultant does not cure its default, UbiquiTel may terminate this Agreement, and in such event UbiquiTel shall have no further payment obligations to Consultant hereunder except for any amounts accruing prior to such termination.

         (c) Should UbiquiTel default in the performance of this Agreement or materially breach any of its provisions, Consultant shall give UbiquiTel written notice of such default and UbiquiTel shall have thirty (30) days to cure such default. In the event UbiquiTel does not cure its default, Consultant may terminate this Agreement.

         (d) In the event of an uncured default in the payment of Consultant's compensation by UbiquiTel, Consultant shall be entitled to accelerate and receive the remainder of all payments due under this Agreement immediately, notwithstanding Consultant's right to terminate this Agreement.

10.      INDEMNIFICATION

         Because of the independent status of Consultant, Consultant is solely and completely accountable for the services Consultant provides to UbiquiTel. Consultant hereby indemnifies UbiquiTel against all liability, claims, actions, damages, costs or other loss (including reasonable attorneys' fees), based upon or arising out of (a) damage or injury (including death) to persons or property caused by Consultant or sustained in connection with the services provided by Consultant under this Agreement, except to the extent caused by the negligent or intentional misconduct or omission of UbiquiTel, (b) any violation by Consultant of any statute, ordinance, rule or regulation in connection with the services provided by Consultant under this Agreement, and (c) payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws, with respect to Consultant's services under this Agreement.

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11.      LIMITATION OF LIABILITY

         CONSULTANT SHALL NOT BE LIABLE TO UBIQUITEL FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, ARISING FROM CONSULTANT'S BREACH OF, OR PROVISION OF SERVICES UNDER, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH CONSULTANT HAS AN INDEMNIFICATION OBLIGATION UNDER SECTION 10 OF THIS AGREEMENT.

12.      GENERAL PROVISIONS

         (a) Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing, by mail, registered or certified, postage prepaid with return receipt requested, or by prepaid overnight delivery service. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of four (4) days after mailing; and notices sent by overnight delivery service shall be deemed communicated on the next business day after mailing.

         (b) This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for UbiquiTel and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to the Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

         (c) If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

         (d) If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

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         (e)      This Agreement is entered into, is to be performed in, and will be governed by and construed in accordance with the laws of the State of California.

         Executed the date first above written at Fresno, California.




UBIQUITEL INC.:                                   INSTANT PHONE, LLC:





By:                                               By:
       -----------------------------                      ----------------------
Name:  Andrew W. Buffmire                         Name:   David S. Nelson
Title: Vice President                             Title:
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